UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

TERRAFORM POWER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 Baltimore Avenue, Beltsville, Maryland

(Address of principal executive offices, including zip code)

(443) 909-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 5, 2014, TerraForm Power, Inc. (“TerraForm Power” or the “Company”) issued a press release reporting results of operations for the third quarter ended September 30, 2014. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

On November 5, 2014, TerraForm Power also announced that its board of directors had declared a quarterly cash dividend on the Company’s Class A common stock of 17.17 cents per share. The dividend is payable December 15, 2014 to shareholders of record as of the close of business on November 26, 2014. A copy of the press release announcing the dividend is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

By:	/s/ Sebastian Deschler
Name:	Sebastian Deschler
Title:	Senior Vice President, General Counsel and Secretary

November 5, 2014

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release of TerraForm Power, Inc., dated as of November 5, 2014.